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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 25, 2000, on the consolidated financial statements of NFO Worldwide, Inc. and subsidiaries, which statements are included in the consolidated financial statements of The Interpublic Group of Companies, Inc. (the "Company") for the year ended December 31, 2000 incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission, and to all references to our Firm included in this Registration Statement.

                                             /s/ ARTHUR ANDERSEN LLP

                                             New York, New York
                                             April 19, 2001